UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 11, 2011

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2011, Fusion-io, Inc. completed its acquisition of IO Turbine, Inc., pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”) between Fusion-io, Thunderbird Acquisition Corp., a wholly owned subsidiary of Fusion-io, Thunderbird Merger Sub LLC, a wholly owned subsidiary of Fusion-io, IO Turbine, M. Helen Bradley as stockholder representative, and U.S. Bank National Association as escrow agent.

The merger consideration payable to IO Turbine stockholders (after preliminary adjustments calculated as of the closing) by Fusion-io pursuant to the Merger Agreement will consist of the issuance by Fusion-io of approximately 2,047,000 shares of Fusion-io common stock (with the value of the Fusion-io common stock based on a trading price of $30.02 per share) and approximately $26.6 million in cash. Of such aggregate consideration, approximately 279,000 shares of Fusion-io common stock and approximately $3.6 million of cash will be deposited in escrow and held as partial security for the indemnification obligations of the IO Turbine stockholders pursuant to the Merger Agreement.

In connection with the merger, options held by IO Turbine employees to purchase IO Turbine common stock that were outstanding at the time of the merger were assumed by Fusion-io and converted into options to purchase approximately 264,800 shares of Fusion-io common stock based on an option exchange ratio. Fusion-io has agreed to file a registration statement on Form S-8 following the closing in order to register the shares of Fusion-io common stock issuable upon the exercise of the assumed IO Turbine options. In addition, pursuant to the Merger Agreement, Fusion-io has agreed to offer limited “piggy back” resale registration rights to the IO Turbine stockholders that received shares of Fusion-io common stock in connection with the acquisition.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of August 4, 2011¸ by and between Fusion-io, Inc., IO Turbine, Inc. and certain other parties (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer and Executive Vice President

Dated: August 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of August 4, 2011¸ by and between Fusion-io, Inc., IO Turbine, Inc. and certain other parties (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2011).